UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBALOPTIONS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	73-1703260 (I.R.S. Employer Identification Number)
75 Rockefeller Plaza, 27th Floor
New York, NY 10019

2006 Long-Term Incentive Plan
2006 Employee Stock Purchase Plan
(Full Title of the Plan)

 Harvey W. Schiller
Chairman & Chief Executive Officer
GlobalOptions Group, Inc.
75 Rockefeller Plaza, 27th Floor
New York, NY 10019
(Name and Address of Agent for Service)
Telephone: (212) 445-6262
(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Robert H. Friedman, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 Telephone: (212) 451-2300 Facsimile: (212) 451-2222

 CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share, to be issued pursuant to the 2006 Long-Term Incentive Plan	12,000,000	$1.70	$20,400,000	$2,182.80
Common stock, par value $0.001 per share, to be issued pursuant to the 2006 Employee Stock Purchase Plan	2,000,000	$1.70	$ 3,400,000	$ 363.80
TOTAL				$2,546.60
(1)
Pursuant to Rule 416, the registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of our 2006 Long-Term Incentive Plan or our 2006 Employee Stock Purchase Plan.

(2)
Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are calculated based on the average of the bid and asked prices of the Registrant's common shares on the OTC Bulletin Board on December 8, 2006.

(3)
Registration fees were previously paid for the registration of 15,000,000 shares (Registration No. 333-136458) under our 2005 Stock Option Plan and our 2006 Stock Option Plan, collectively. The fees being paid herewith pertain to an aggregate of 14,000,000 shares of common stock issuable under our 2006 Long-Term Incentive Plan and our 2006 Employee Stock Purchase Plan.

EXPLANATORY NOTES

GlobalOptions Group, Inc. has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 14,000,000 shares of our common stock, $0.001 par value per share, issuable under our 2006 Long-Term Incentive Plan and our 2006 Employee Stock Purchase Plan. The Company previously registered 15,000,000 shares (Registration No. 333-136458) under our 2005 Stock Option Plan and our 2006 Stock Option Plan, collectively. Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements relating to our 2005 Stock Option Plan and our 2006 Stock Option Plan, and all periodic reports that the Company filed after such registration statements to maintain current information about the Company are hereby incorporated by reference.

This registration statement includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffering prospectus may be used by selling stockholders, who may be deemed to be “affiliates” (as such term is defined in Rule 405 under the Securities Act) of the Company, for reofferings and resales of up to 12,000,000 shares of our common stock acquired pursuant to our 2006 Long-Term Incentive Plan, up to 2,000,000 shares of our common stock acquired pursuant to our 2006 Employee Stock Purchase Plan, 6,160,577 shares of our common stock acquired pursuant to our 2005 Stock Option Plan and 2,083,902 shares of our common stock acquired pursuant to our 2006 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8, we are not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PROSPECTUS

4,818,382 SHARES OF COMMON STOCK

GlobalOptions Group, Inc.

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of our common stock that may be issued by us to the selling stockholders upon the exercise of stock options granted under our 2006 Stock Option Plan (“2006 Plan”) and our 2005 Stock Option Plan (“2005 Plan”). If and when further options or shares of our common stock are granted under our 2006 Long-Term Incentive Plan or our 2006 Employee Stock Purchase Plan to persons required to use this prospectus to reoffer and resell our common stock, we will distribute a prospectus supplement.

The resale of these shares may be effected from time to time in one or more transactions on the OTC Bulletin Board, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will not receive any of the proceeds from the resale of the shares.

This offering is self-underwritten. Neither the selling stockholders nor we have employed an underwriter for the sale of common stock by the selling stockholders. We will bear all expenses in connection with the preparation of this prospectus. The selling stockholders will bear all expenses associated with the sale of the common stock.

Our common stock is traded on the OTC Bulletin Board under the symbol “GLOI.OB.” On December 8, 2006, the last reported sale for our common stock was $1.70.

Our principal executive offices are located at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019. Our telephone number is (212) 445-6262, and our fax number is (212) 445-0053.

Investing in our common stock involves a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 15, 2006.

TABLE OF CONTENTS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1

THE COMPANY	2

RISK FACTORS	4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	12

USE OF PROCEEDS	13

DESCRIPTION OF SECURITIES TO BE REGISTERED	13

SELLING STOCKHOLDERS	14

PLAN OF DISTRIBUTION	16

LEGAL MATTERS	18

EXPERTS	18

INDEMNIFICATION OF DIRECTORS, OFFICERS AND CONTROLLING PERSONS	18

WHERE YOU CAN FIND MORE INFORMATION	19

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2005

•	Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended September 30, 2006

•	Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended June 30, 2006

•	Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended March 31, 2006

•	Current Report on Form 8-K filed on December 11, 2006

•	Current Report on Form 8-K filed on October 27, 2006

•	Current Report on Form 8-K filed led on October 26, 2006

•	Current Report on Form 8-K filed on September 27, 2006

•	Current Report on Form 8-K filed on September 20, 2006

•	Current Report on Form 8-K filed on August 15, 2006, as amended

•	Current Report on Form 8-K filed on June 29, 2006

•	Current Report on Form 8-K filed on June 16, 2006

•	Current Report on Form 8-K filed on May 16, 2006, as amended

•	Current Report on Form 8-K filed on May 16, 2006, as amended

•	Current Report on Form 8-K filed on May 3, 2006

•	Current Report on Form 8-K filed on April 7, 2006

•	Current Report on Form 8-K filed on March 16, 2006, as amended

•	Current Report on Form 8-K filed on February 1, 2006

•	Current Report on Form 8-K filed on January 18, 2006

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

GlobalOptions Group, Inc.
75 Rockefeller Plaza, 27th Floor
New York, NY 10019
(212) 445-6262
Attention: Chief Financial Officer

THE COMPANY

We are a provider of high-end risk mitigation services to Fortune 500 corporations, governmental organizations and high-profile individuals throughout the world. Our risk mitigation services currently include risk management and security, investigations and litigation support, and crisis management and corporate governance. These engagements take our staff around the world and are typically highly sensitive engagements where we are interacting with senior leaders in corporations and governments. Our overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations and governments.

We aim to become, through acquisition and new product development, a major risk mitigation solutions company in the $14 billion risk mitigation industry. We are in the first stages of executing upon our long-term strategic vision. We have a base of net revenues of approximately $44.6 million and $9.0 million for the nine months ended September 30, 2006 and for the year ended December 2005, respectively and what we believe to be an experienced management team and experienced advisory boards. We are currently in discussions with several privately owned firms in the risk mitigation industry to potentially consolidate them into our platform. If acquired, these firms would potentially give us a greater revenue base, geographic reach into many more countries around the world, and continuity of experience that would complement our current team and capabilities.

On August 10, 2006, GlobalOptions acquired substantially all of the business and assets of Hyperion Risk, Inc., a Florida corporation, a security consulting, investigative and intelligence firm. Prior acquisitions include those of Confidential Business Resources, Inc. in August 2005, James Lee Witt & Associates, LLC in March 2006 and Safir Rosetti, LLC and Secure Source, Inc. in May 2006. We have identified at least one additional target, which we believe will increase our revenues and accelerate our development in the risk mitigation industry.

Effective on December 8, 2006, as approved by a special meeting of stockholders held on December 5, 2006, we became a Delaware Corporation. In connection with the chartering of the company in the state of Delaware, the authorized capital stock was increased to 115,000,000 shares, with 15,000,000 shares authorized as preferred stock and 100,000,000 shares authorized as common stock.

We seek to leverage our executive-level contacts, management and advisory teams across all of our product and service offerings, while building a lower-cost infrastructure than any of the individual businesses could achieve on its own. We expect that a shared services approach to administrative areas will leverage indirect costs and help us meet our profit goals. Areas for inclusion in the shared services will be global marketing, human resources, finance, information technology, mergers and acquisitions, business integration and development, and legal compliance.

Business Services

We are an international risk assessment firm. Our management, staff and advisory boards include security emergency preparedness, business continuity and terrorism experts formerly in the military and top government positions, former intelligence and law enforcement officers, professional investigators, and legal and crisis communications specialists. We provide services to governments, law firms, private clients and corporations.

We have been awarded “approved” status as a vendor of consulting and related services to United States government agencies by the U.S. General Services Administration (GSA). We are a MOBIS (management, organizational and business improvement services) contractor, and members of our staff have high-level government security clearances.

We are organized into three major segments:

•	Investigations and Litigation Support

Our investigative team includes highly educated and trained investigators who understand the complexities in uncovering factual circumstances surrounding sensitive investigations. Our specialists have extensive experience providing discreet and timely investigative and business intelligence services to law firms, corporations and individuals, both domestically and abroad. Geographically, we provide investigation services through nine locations across the United States.

•	Crisis Management and Corporate Governance

We assist governments, corporations and individuals in the development, implementation, and execution of crisis management and emergency response plans. Our staff is attuned to regional, national and international political issues and has government and media contacts worldwide. We have experience in responding to natural disasters, and quickly assembling response and action teams. While public relations firms provide media expertise, we believe that they generally do not offer other critical skills, such as our ability to put management, security and communication resources on the ground in an expedited manner.

•	Risk Management and Security

We help clients solve problems that fall outside the scope of mainstream management resources by providing highly specialized and customized security services. We provide security assessments, executive protection, anti-terrorism training, threat analyses, fraud prevention techniques, special event security, protection from stalkers, private travel management, and the design, implementation and management of total security systems. We have performed risk assessments of corporate headquarters, chemical weapon stockpiles, nuclear installations and reactors, factories, yachts, private aircraft, homes, transportation systems, government facilities, political conventions, sports stadiums and sporting events.

Principal Executive Offices

Our principal executive offices are located at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019. Our telephone number is (212) 445-6262, and our fax number is (212) 445-0053. Our website is located at www.globaloptionsgroup.com. Information on our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. If any of the following circumstances occur, our business, financial condition or results of operations could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

We are an emerging company and have a history of operating losses and uncertain future results of operations.

We were founded in 1998 and are still in the process of developing our risk mitigation, investigative and global security services. We have incurred significant operating losses since inception, including cumulative net losses applicable to common stockholders of approximately $42.8 million over the nine months ended September 30, 2006 and the preceding three years. We incurred a net loss applicable to common stockholders of approximately of $36.2 for the nine months ended September 30, 2006 and $0.7, $1.4 and $4.5 for the years ended December 31, 2003, December 31, 2004 and December 31, 2005, respectively. We cannot anticipate when or if we will achieve profitability in the future. We may not generate sufficient revenues to meet our expenses or to operate profitably in the future.

We are a worldwide business and are therefore influenced by factors and regulations in many countries.

We undertake our business worldwide. The occurrence of any of the following risks could have a materially adverse effect on both the market for our services or our ability to provide them, and/or the profits and services of our clients; as a result, these risks could materially adversely affect the operations and value of any of our services that we offer to overseas clients:

•	changes in, and difficulty in complying with, laws and regulations of the different countries including authority to trade or perform the services of a private security company;

•	nullification, modification and renegotiation of contracts;

•	reversal of current policies, including favorable tax policies, encouraging foreign investment of foreign trade, or relating to the use of local agents;

•	restrictive actions by local governments including tariffs and limitations on imports and exports; and

•	difficulty in collecting accounts receivable and longer collection times.

Our business is vulnerable to fluctuations in government spending.

Because many of our contracts are with governmental entities, our business is subject to certain risks, including global economic developments, wars, political instability, changes in the tax and regulatory environments, foreign exchange rate volatility and fluctuations in government spending. For example, the 2005 Homeland Security Appropriations Act provided $28.9 billion in discretionary spending for the Department of Homeland Security, $1.8 billion more than the 2004 level of funding, which may result in increased business opportunities for us. However, because many clients are federal, state or municipal governmental agencies with variable and uncertain budgets, the amount of business that we might receive from them may vary from year to year, regardless of the perceived quality of our business.

We may have difficulty pursuing our acquisition strategy and affiliates may face potential conflicts.

We intend to grow through acquisitions. However, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms. A number of competitors have also adopted a strategy of expanding and diversifying through acquisitions. We will likely experience significant competition in our effort to execute an acquisition strategy. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the acquisition targets than it would otherwise want to pay.

The integration of acquired companies may be difficult and may result in a failure to realize some of the anticipated potential benefits of some acquisitions.

When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify the investment. Any difficulty in successfully integrating or managing the operations of such acquired businesses could have a material adverse effect on our business, financial condition, results of operations or liquidity, and could lead to a failure to realize any anticipated synergies. Our management also will be required to dedicate substantial time and effort to the integration of any acquisitions. These efforts could divert management’s focus and resources from other strategic opportunities and operational matters.

 Because a small number of clients account for a substantial portion of our revenues, the loss of any of these clients could cause our revenues to decline substantially.

Revenues from our services to a limited number of clients have accounted for a substantial percentage of our total revenues. Our three largest clients accounted for approximately 49%, 11%, and 1%; of revenues for the nine months ended September 30, 2006. Our three largest clients also accounted for approximately 27%, 11% and 7% of our revenues for the year ended December 31, 2005 and approximately 21%, 17% and 10% of our revenues for the year ended December 31, 2004. This concentration of clients can cause our revenues and earnings to fluctuate from quarter-to-quarter and year-to-year, based on the requirements of our clients and the timing of delivery of services. Although the particular clients are likely to change from period to period, we believe that large engagements by a limited number of clients will continue to account for a substantial portion of our revenues in any fiscal period. In any period, the unexpected loss of or decline in engagements from a major client, or the failure to generate significant revenues from other clients, could have a material adverse effect on our financial results.

Competitive conditions could adversely affect our business.

We operate in a number of geographic and service markets, all of which are highly competitive with few barriers to entry. If we are unable to respond effectively to our competitors, some of which have greater financial resources, our business and results of operations will be materially adversely affected. In the risk management and security market, our competitors include Control Risks Group Limited, ArmorGroup International plc, Kroll Inc., Toribos GmbH and Olive Security (UK) Ltd. Many of the national and international accounting and consulting firms, along with other companies such as FTI Consulting, Inc., Securitas AB and its subsidiary, Pinkerton Consulting & Investigations, Inc., Alvarez & Marsal, LLC, AlixPartners LLC, Crossroads LLC, ChoicePoint Inc. and Applied Discovery, Inc., provide investigative, consulting and other services which are similar to services we provide. Some of these firms have indicated an interest in providing services similar to ours on a broader scale and may prove to be formidable competitors if they elect to devote the necessary resources to these competitive businesses. The national and international accounting and consulting firms have significantly larger financial and other resources than we have and have long-established relationships with their clients, which also are likely to be clients or prospective clients of our company.

Our professional reputation, which is critical to our business, is especially vulnerable to circumstances outside our control.

As a company in a client service business, we depend upon our reputation and the individual reputations of our senior professionals to obtain new client engagements. We obtain a substantial number of new engagements from existing clients or through referrals from existing clients. Any factor that diminishes our reputation or the reputations of our senior professionals may make it more difficult to compete for new engagements or to retain existing clients and, therefore, could materially adversely affect our business. In addition to any direct liability from any damaging events, any circumstances, including those where we are not at fault, which might publicly damage our goodwill, injure our reputation, or damage our business relationships may lead to a broader materially adverse effect on our business and prospects through loss of business, goodwill, clients, agents and employees.

Our ability to sell our products and services and grow our business could be significantly impaired if we fail to retain or recruit key personnel.

Our success will depend to a significant extent upon the abilities and high visibility of members of our senior management including Harvey W. Schiller, Ph.D., our Chairman and Chief Executive Officer, Jeffrey O. Nyweide, our Chief Financial Officer, Executive Vice President and Secretary, our Board of Directors and our advisory boards. The loss of the services of Dr. Schiller or any other executive officer, directors or advisors, could have a materially adverse effect upon our business. Our future success and growth also largely depends upon our ability to attract, motivate and retain additional highly competent technical, management, sales and marketing personnel. Competition for such qualified individuals is highly competitive in the global security market, and we cannot guarantee that we will be successful in attracting and retaining such personnel. Departure and additions of key personnel may be disruptive to and detrimentally affect our business, operating results and financial condition.

We may become subject to significant legal proceedings.

We are subject from time to time to litigation and other adverse claims, both asserted and unasserted, incidental to our businesses, some of which may be substantial. For example, those claims may include, but are not limited to, damages asserted by persons who are screened by us, regulatory agencies, clients, third parties and various other business-related matters. Final resolution of these matters in the future may impact our results of operations or cash flows.

Our exposure in a future liability action could exceed our insurance coverage.

We may be held liable should any present or future product or service offerings fail. We may not be able to maintain insurance at levels of risk coverage or policy limits that we deem adequate for our activities or guarantee that every contract contains or will contain adequate limitations on our liability. Because of the increasing cost of liability insurance, we may not be able to obtain sufficient amounts of insurance coverage, additional insurance when needed or reasonably-priced insurance policies. If we are sued for any injury caused by our business offerings, our liability could exceed our total assets. Any claims against us, regardless of their merit or eventual outcome, could have a detrimental effect upon our business, operating results and financial condition.

We may be subject to increased regulation regarding the use of personal information.

Certain data and services that we provide are subject to regulation by various federal, state and local regulatory authorities. Compliance with existing federal, state and local laws and regulations has not had a material adverse effect on our results of operations or financial condition to date. Nonetheless, federal, state and local laws and regulations in the United States designed to protect the public from the misuse of personal information in the marketplace, and adverse publicity or potential litigation concerning the commercial use of such information, may increasingly affect our operations and could result in substantial regulatory compliance expense, litigation expense and revenue loss.

Our inability to accurately forecast costs of fixed price contracts could result in lower than expected margins and profitability.

When working on a fixed-price basis, we deliver our services to a client’s specifications or requirements for a particular project based on a mutually agreed upon service level agreement. The profits of these projects are primarily determined by our success in correctly estimating and thereafter controlling project costs. Costs may in fact vary substantially as a result of various factors, including underestimating costs, need for unforeseen specialized subcontractors, difficulties with new technologies, and economic and other changes that may occur during the term of the contract. If for any reason the costs are substantially higher than expected, we may incur losses on fixed-price contracts and our profitability on a periodic basis could be adversely affected.

Risks Related to our Common Stock

Our common stock price has fluctuated considerably and stockholders may not be able to resell their shares at or above the price at which such shares were purchased.

The market price of our common stock may fluctuate significantly (since our reverse merger in June 2005 and through December 8, 2006, the high and low bid price for our common stock has been $4.00 and $1.28 per share, respectively) in response to factors, some of which are beyond our control, including the following:

•	factors affecting demand for risk mitigation services such as the domestic and global security environment, competition and general economic conditions,

•	fluctuation in government spending that affect our contracts with governmental entities, and

•	changes in the laws and regulations of different countries that affect our abilities to perform the services of a private security company.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of securities of security-related companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse merger.” Securities analysts of major brokerage firms may not provide us with coverage since there is no incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

Our Common Stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASD’s OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of our shares will be eligible for sale, and their sale could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We are registering an aggregate of 14,000,000 shares of our common stock for resale in the public market pursuant to this registration statement. As such shares of our common stock are resold in the public market, the supply of our common stock will increase, which could decrease its price. Some or all of these shares of our common stock may also be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market shares of our common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held for two years.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Commencing for the year beginning January 1, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. We have carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are not effective. We have identified certain matters that would constitute a material weakness (as such term is defined under the Public Company Accounting Oversight Board Auditing Standard No. 2), related to the financial closing process, a lack of segregation of financial responsibilities and the need for additional qualified financial accounting personnel. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders.

Our officers, directors and principal stockholders control approximately 30% of our currently outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

We do not anticipate paying cash dividends for the foreseeable future, and the lack of dividends may have a negative effect on our stock price.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Investors in our securities may suffer dilution.

The issuance of shares of our common stock, or shares of our common stock underlying warrants, options or preferred stock will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our common stock. The sale of our common stock acquired at a discount could have a negative impact on the market price of our common stock and could increase the volatility in the market price of our common stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder’s percentage interest in our company.

We may fail to qualify for AMEX or other listing.

Although we intend to apply for listing of our common stock on either the AMEX, NASDAQ or other registered stock exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of our common stock will be sustained. In the event that our common stock fails to qualify for initial or continued listing on a registered stock exchange or for initial or continued inclusion in the NASDAQ system, trading, if any, in our common stock, would then continue to be conducted on the NASD’s “Electronic Bulletin Board” in the over-the-counter market and in what are commonly referred to as “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and our common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. We do not presently satisfy the listing criteria for the NASDAQ or AMEX markets.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “may,” “will,” “should,” “could,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and operating results to differ include fluctuating demand for consulting services and exposure to foreign economies. Important information regarding risks and uncertainties is also set forth elsewhere in this document, including in those described in “Risk Factors” beginning on page 4, as well as elsewhere in this prospectus and in documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus or as of the date of any document incorporated by reference into this prospectus. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to update these statements or publicly release the results of any revisions to the forward-looking statements that we may make to reflect events or circumstances after the date of this prospectus or the date of any document incorporated into this prospectus or to reflect the occurrence of unanticipated events.

You are also urged to carefully review and consider the various disclosures made by us in this document, as well as in our prior periodic reports on Forms 10-KSB, 10-QSB and 8-K, filed with the Securities and Exchange Commission and listed under the caption “Incorporation by Reference” on page 1 of this prospectus.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See "Selling Stockholders." All net proceeds from the sale of the shares of common stock will go to the stockholders that offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

DESCRIPTION OF SECURITIES TO BE REGISTERED

As of December 5, 2006, the Company’s Certificate of Incorporation authorized the issuance of up to an aggregate of 115,000,000 shares of capital stock, 100,000,000 of which are designated as common stock. Holders of our common stock are entitled to one vote for each share of common stock held. Neither our Certificate of Incorporation nor our By-laws provides for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up of the Company, the holders of our common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding series A and B convertible preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and will be when issued, fully-paid and non-assessable.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale of shares that may be issued to the selling stockholders under our 2006 Long-Term Incentive Plan, our 2006 Employee Stock Purchase Plan, our 2005 Plan and our 2006 Plan (collectively, the “Plans”). This prospectus also relates to such indeterminate number of additional shares of our common stock that may be issued to the selling stockholders as a result of the anti-dilution provisions of our Plans. We will provide additional information regarding the identity of the selling stockholders and certain other information relating to the selling stockholders in a supplement to this prospectus if we are required by law to do so.

As the Company, at the time of filing this prospectus, does not satisfy the registrant requirements for the use of Form S-3, the following limitation shall apply with respect to both control securities and restricted securities (as defined pursuant to Form S-8): the amount of securities to be offered or resold by means of the reoffer prospectus, by each person (as defined in Rule 144(a)(2)), and any other person with whom he or she is acting in concert for the purpose of selling securities of the registrant, may not exceed, during any three month period, the amount specified in Rule 144(e).

The following table sets forth (i) the number of shares of common stock beneficially owned by each selling stockholder as of December 8, 2006, (ii) the number of shares of common stock to be offered for resale by each selling stockholder and (iii) the number and percentage of shares of common stock that each selling stockholder will beneficially own after completion of the offering.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered(2)	Number of Shares of Common Stock Beneficially Owned After Offering (3)	Percentage of Outstanding Common Stock Owned After Offering
Harvey W. Schiller, Chief Executive Officer and Chairman	1,703,344	(4)	3,176,470	193,541	7.9%
Jeffrey O. Nyweide, Chief Financial Office, Executive Vice President & Secretary	176,471	(5)	1,014,706	0	*
Per-Olof Lööf, Director	277,591	(6)	145,000	172,591	1.4%
Daniel Burstein, Director	109,902	(7)	152,353	0	*
Ronald Starr, Director	132,402	(8)	184,853	0	*
John Bujouves, Director	105,000	(9)	145,000	0	*
Totals	2,504,710		4,818,382	366,132
_________________
* Less than 1%.

(1)
Unless otherwise indicated, we believe that all people named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.

(2)	Consists of shares issuable upon the exercise of options both currently exercisable and not currently exercisable.

(3)
Beneficial ownership of shares held by each selling stockholder after this offering assumes that each selling stockholder sold all of the shares it is offering in this prospectus but actually will depend on the number of shares sold by such selling stockholder in this offering.

(4)
Consists of 179,103 shares of our common stock, 11,000 shares of our common stock issuable upon the conversion of series A convertible preferred stock, 3,438 shares of our common stock reserved for issuance upon exercise of warrants, 1,509,803 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Plan.

(5)	Consists of 176,471 shares of our common stock issuable upon the exercise of stock options exercisable under the 2005 Plan.

(6)
Consists of 165,372 shares of our common stock, 5,500 shares of our common stock issuable upon the conversion of series A convertible preferred stock, 1,719 shares of our common stock reserved for issuance upon exercise of warrants held by Lööf Holdings, LLC, a limited liability company controlled by Mr. Lööf , 65,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2005 Stock Option Plan and 40,000 shares of our common stock issuable upon exercise of stock option exercisable under the 2006 Plan.

(7)
Consists of 69,902 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Plan and 40,000 shares of our common stock issuable upon exercise of stock options exercisable under the 2006 Plan.

(8)
Consists of 82,402 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Plan and 50,000 shares of our common stock issuable upon exercise of stock options exercisable under the 2006 Plan.

(9)
Consists of 65,000 shares of our common stock issuable upon exercise of stock options exercisable under the 2005 Plan and 40,000 shares of our common stock issuable upon the exercise of stock options exercisable under the 2006 Plan.

PLAN OF DISTRIBUTION

This offering is self-underwritten. Neither the selling stockholders nor we have employed an underwriter for the sale of common stock by the selling stockholders. We will bear all expenses in connection with the preparation of this prospectus. The selling stockholders will bear all expenses associated with the sale of the common stock.

At the time a selling stockholder makes an offer to sell shares, to the extent required by the Securities Act of 1933, as amended, a prospectus will be delivered. If a supplemental prospectus is required, one will be delivered setting forth the number of shares being offered and the terms of the offering.

The selling stockholders may offer for sale their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

•	on any stock exchange on which the shares of common stock may be listed at the time of sale;

•	in negotiated transactions;

•	in the over-the-counter market; or

•	in a combination of any of the above transactions.

The selling stockholders may offer their shares of common stock at any of the following prices:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Compensation as to particular broker dealers may be in excess of customary commissions.

Any broker-dealer acquiring common stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the OTC Bulletin Board or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of shares purchased by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling stockholders will pay any sales commissions or other seller's compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling stockholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling stockholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the common shares offered hereby have been passed upon by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated by reference to the annual report on Form 10-KSB have been incorporated in reliance on the report of Marcum & Kliegman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated by reference to the current reports on Form 8-K have been incorporated in reliance on the reports of Rubino & McGeehan, Chartered Certified Public Accountants, accountants of JLWA, Friedberg, Smith & Co., P.C., accountants of Safir Rosetti, LLC, and Weaver And Tidwell, L.L.P., accountants of Secure Source, Inc., given on the authority of said firms as experts in auditing and accounting.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND CONTROLLING PERSONS

The Certificate of Incorporation of the Company provides that we shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL, any person whom it may indemnify thereunder, including the directors, officers, employees and agents of the Company. In addition, the Company’s Certificate of Incorporation limits or eliminates, to the extent permitted by the DGCL, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty.

Section 5.1 of the By-laws of the Company further provides as follows:

(a)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8, of which this prospectus is a part, under the Securities Act with respect to the common shares offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement or in the exhibits to the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. You should refer to the copies of these documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by that reference.

We are also subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. The registration statement on Form S-8, of which this prospectus is a part, including the attached exhibits and schedules thereto, and any other information that we may file with the SEC may be inspected and copied at the public reference room maintained by the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, copies of the registration statement, including the exhibits and schedules, and the periodic reports, proxy and information statements and other information that we file with the SEC may be obtained from the SEC’s Internet site at http://www.sec.gov.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2005

•	Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended September 30, 2006

•	Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended June 30, 2006

•	Quarterly Report on Form 10-QSB for the Fiscal Quarter Ended March 31, 2006

•	Current Report on Form 8-K filed on December 11, 2006

•	Current Report on Form 8-K filed on October 27, 2006

•	Current Report on Form 8-K filed led on October 26, 2006

•	Current Report on Form 8-K filed on September 27, 2006

•	Current Report on Form 8-K filed on September 20, 2006

•	Current Report on Form 8-K filed on August 15, 2006, as amended

•	Current Report on Form 8-K filed on June 29, 2006

•	Current Report on Form 8-K filed on June 16, 2006

•	Current Report on Form 8-K filed on May 16, 2006, as amended

•	Current Report on Form 8-K filed on May 16, 2006, as amended

•	Current Report on Form 8-K filed on May 3, 2006

•	Current Report on Form 8-K filed on April 7, 2006

•	Current Report on Form 8-K filed on March 16, 2006, as amended

•	Current Report on Form 8-K filed on February 1, 2006

•	Current Report on Form 8-K filed on January 18, 2006

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

GlobalOptions Group, Inc.
75 Rockefeller Plaza, 27th Floor
New York, NY 10019
(212) 445-6262
Attention: Chief Financial Officer

Item 4. Description of Securities

As of December 8, 2006, the Company’s Certificate of Incorporation authorized the issuance of up to an aggregate of 115,000,000 shares of capital stock, 100,000,000 of which are designated as common stock. Holders of our common stock are entitled to one vote for each share of common stock held. Neither our Certificate of Incorporation nor our By-laws provides for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up of the Company, the holders of our common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding series A and B convertible preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and will be when issued, fully-paid and non-assessable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Certificate of Incorporation of the Company provides that we shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL, any person whom it may indemnify thereunder, including the directors, officers, employees and agents of the Company. In addition, the Company’s Certificate of Incorporation limits or eliminates, to the extent permitted by the DGCL, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty.

Section 5.1 of the By-laws of the Company further provides as follows:

(a)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

The Company’s authority to indemnify its directors and officers is governed by the provisions of Section 145 of the DGCL, as may be amended, which provides as follows:

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys’ fees).

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	GlobalOptions Group, Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Periodic Report on Form 8-K filed on December 11, 2006).

4.2	GlobalOptions Group, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Company’s Periodic Report on Form 8-K filed on December 11, 2006).

5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

23.1	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Marcum & Kliegman LLP

23.3	Consent of Rubino & McGeehan, Chartered Certified Public Accountants

23.4	Consent of Friedberg, Smith & Co., P.C.

23.5	Consent of Weaver and Tidwell, L.L.P.

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings

(a) Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

Provided, however;

1.
Small business issuers do not need to give the statements in paragraphs (a)(1)(i) and (a)(1)(ii) if the registration statement is on Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act; and

2.
Small business issuers do not need to give the statements in paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) if the registration statement is on Form S-3 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the registration statement.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)
Filings incorporating subsequent Exchange Act documents by reference. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement:

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) For the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C, include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of December, 2006.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller
Name: Harvey W. Schiller
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harvey W. Schiller and Jeffrey O. Nyweide, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Harvey W. Schiller	Chairman, Chief Executive Officer	December 15, 2006
Harvey W. Schiller	and Director (Principal Executive Officer)

/s/ Jeffrey O. Nyweide	Chief Financial Officer,	December 15, 2006
Jeffrey O. Nyweide	Executive Vice President--Corporate Development and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Per-Olof Lööf	Director	December 15, 2006
Per-Olof Lööf

/s/ Daniel L. Burstein	Director	December 15, 2006
Daniel L. Burstein

/s/ Ronald M. Starr	Director	December 15, 2006
Ronald M. Starr

/s/ John P. Bujouves	Director	December 15, 2006
John P. Bujouves

EXHIBIT INDEX

Exhibit No.	Description

4.1	GlobalOptions Group, Inc. 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Periodic Report on Form 8-K filed on December 11, 2006).

4.2	GlobalOptions Group, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Company’s Periodic Report on Form 8-K filed on December 11, 2006).

5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

23.1	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Marcum & Kliegman LLP

23.3	Consent of Rubino & McGeehan, Chartered Certified Public Accountants

23.4	Consent of Friedberg, Smith & Co., P.C.

23.5	Consent of Weaver and Tidwell, L.L.P.

24.1	Powers of Attorney (included on the signature page to this Registration Statement).